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                                                                     EXHIBIT 3.5

                                     CHARTER
                                       OF
                                TEM CANADA, INC.

     The undersigned, acting as the incorporator of a corporation under the Tennessee Business Corporation Act, adopts the following charter for such corporation.

     1. The name of the corporation is TEM Canada, Inc.

     2. The corporation is for profit.

     3. The street address for the corporation's principal office is:

               Suite 200
               720 Cool Springs Blvd.
               Franklin, TN 37067
               County of Williamson

          (a) The name of the corporation's initial registered agent is:

               Anthony James

          (b) The street address of the corporation's initial registered office in Tennessee is:

               Suite 200
               720 Cool Springs Blvd.
               Franklin, TN 37067
               County of Williamson

     4. The name and address of the incorporator is:

               Andrew L. McQueen
               Bass, Berry & Sims PLC
               315 Deaderick Street, Suite 2700
               Nashville, Tennessee 37238

     5. The number of shares of stock the corporation is authorized to issue is 1,000 shares of common stock, no par value per share.

     6. The shareholders of the corporation shall not have preemptive rights.

     7. To the fullest extent permitted by the Tennessee Business Corporation Act as in effect on the date hereof and as hereafter amended from time to time, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Tennessee Business Corporation Act or any

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successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time. Any repeal or modification of this paragraph 7 by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

Dated: June 9, 2003

                                        /s/ Andrew L. McQueen
                                        ----------------------------------------
                                        Andrew L. McQueen, Incorporator

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                      ARTICLES OF AMENDMENT TO THE CHARTER
                                       OF
                                TEM CANADA, INC.

     Pursuant to the provisions of Section 48-20-103 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

     1. The name of the corporation is: TEM Canada, Inc.

     2. The text of each amendment adopted is:

          Article 1 is deleted in its entirety and replaced with the following:

               "1. The name of the corporation is Spheris Canada Inc."

     3. The amendment was duly adopted by the board of directors and the sole shareholder of the corporation as of October 23, 2003.

Date: November 13, 2003.

                                        TEM CANADA, INC.


                                        By: /s/ Gregory T. Stevens
                                            ------------------------------------
                                        Name: Gregory T. Stevens
                                              ----------------------------------
                                        Title: Chief Administrative Officer and
                                                 Secretary
                                               ---------------------------------